UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2013

CELSION CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648-2311
(Address of principal executive offices) (Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On May 30, 2013, Celsion Corporation, a Delaware corporation (“Celsion”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which Celsion agreed to sell, in a registered offering, an aggregate of 6,264,492 shares of its common stock, par value $0.01 per share (“Common Stock”), for an aggregate purchase price of $9,835,252.44 (the “Offering”). The closing of the Offering is expected to occur on or about June 3, 2013, subject to satisfaction of customary closing conditions set forth in the Purchase Agreement. Pursuant to the Purchase Agreement, the investors that hold outstanding common stock purchase warrants previously issued by Celsion agree to waive their rights to purchase an aggregate of 6,264,492 shares of common stock of Celsion that would otherwise be purchasable upon conversion of such warrants until Celsion has obtained its stockholders’ approval of increasing the number of its authorized shares of common stock to 75,000,000 in conjunction with a proposed reverse stock split of its outstanding shares of common stock. The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The issuance of Common Stock in the Offering will be made pursuant to Celsion’s previously filed and effective Registration Statement on Form S-3 (File No. 333-183286), the base prospectus dated September 14, 2012 filed as part of such Registration Statement, and the prospectus supplement filed with the Securities and Exchange Commission on June 3, 2013. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

On May 30, 2013, Celsion entered into a letter agreement with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive investment bank for Celsion in connection with the proposed offerings by Celsion of its registered or unregistered securities, including the Offering, until October 31, 2013. Celsion agreed to pay the Placement Agent a cash placement fee equal to 7.5% of the aggregate purchase price for the securities sold in such offerings.

The foregoing descriptions of the Purchase Agreement and the letter agreement with the Placement Agent are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1 and 1.1, respectively, which are incorporated herein by reference.

A copy of the opinion of O’Melveny & Myers LLP relating to the legality of the shares of common stock issued in the Offering is attached hereto as Exhibit 5.1. A copy of the consent of Stegman & Company, independent registered public accounting firm for Celsion, is attached hereto as Exhibit 23.2.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties, including, without limitation, the satisfaction of the closing conditions to and the timing of the closing of the Offering; the obtaining of the stockholder approval for the reverse stock split and for the increase in the number of Celsion’s authorized shares of common stock; and other risks detailed from time to time in Celsion’s periodic reports filed with the Securities and Exchange Commission. Celsion undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01                Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1	Letter agreement dated as of May 30, 2013, by and between Celsion Corporation and H.C. Wainwright & Co., LLC.
5.1	Opinion of O’Melveny & Myers LLP.
10.1	Securities Purchase Agreement dated as of May 30, 2013, by and among Celsion Corporation and the purchasers named therein.
23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).
23.2	Consent of Stegman & Company, independent registered public accounting firm for Celsion Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: June 3, 2013	By:	/s/ Gregory Weaver
Gregory Weaver
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Letter agreement dated as of May 30, 2013, by and between Celsion Corporation and H.C. Wainwright & Co., LLC.
5.1	Opinion of O’Melveny & Myers LLP.
10.1	Securities Purchase Agreement dated as of May 30, 2013, by and among Celsion Corporation and the purchasers named therein.
23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).
23.2	Consent of Stegman & Company, independent registered public accounting firm for Celsion Corporation.